AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 13th day of September, 2007, between IDAHO GENERAL MINES, INC. (the "Company"), and BRUCE D. HANSEN ("Hansen" or "Executive").

WITNESSETH

WHEREAS, the Company is in the mining business and wishes to retain the services of the most highly qualified mining professionals; and

WHEREAS, Hansen represented that he is such an individual with considerable experience and expertise in the executive management of open-pit and underground mining companies; and

WHEREAS, based on the foregoing, the Company has employed Hansen as its Chief Executive Officer ("CEO") and Hansen has served the Company as its CEO from January 31, 2007 pursuant to an Employment Agreement between the parties of that date (the "Employment Date"); and

WHEREAS, Hansen and the Company desire to amend and fully restate Hansen's employment agreement with the Company;

NOW, THEREFORE, in consideration of the foregoing, and the respective covenants and promises of the parties contained herein, the Company and Hansen enter into this Agreement and agree as follows:

1. DESCRIPTION OF SERVICES. Hansen shall, to the best of his ability, industriously and faithfully perform the responsibilities as CEO of the Company. Hansen shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of Company; provided, however, that Executive may serve on other boards as a director or trustee if such service, in the opinion of the Company, does not interfere with his ability to discharge his duties and responsibilities to Company and is not, in the opinion of the Company, in conflict with the specific thrust of the Company’s business plan. For example it would not be in the interest of the Company for Hansen to be associated with another company engaged in the exploration, mining, sales or otherwise connected with molybdenum, any similar ore or any other ore the Company is in the business of discovering or mining. The Executive shall report to the Board of Directors of the Company (the "Board"). Hansen shall be primarily responsible for the raising of equity and debt financing for the growth and operation of the Company including, without limitation, sufficient amounts to develop, construct and operate the Mount Hope Mine, and other Company mining facilities acquired or operated from time to time including the indirect or overheads of the Company. In addition, Executive shall have charge of the operation of the Company, and shall have full authority and responsibility. Hansen's powers shall include the authority to hire and fire Company personnel except for members of the Board who are also Company employees.

2. TERM OF AGREEMENT/EARLY TERMINATION.

2.1 Subject to the provisions for early termination as hereinafter provided, the term of this Agreement shall commence as of the date first above written and shall terminate automatically on January 31, 2010 (the "Term") unless the parties, prior to the end of the Term, enter into a written agreement renewing or extending this Agreement.

2.2 Despite the Term of this Agreement set forth in Section 2.1 above, the Company shall have the right to earlier terminate this Agreement:

(a) at any time without Cause upon thirty (30) days prior written notice. In such case, Hansen will receive, as the only obligation of the Company to Hansen, any portion of his Base Compensation (as defined in Section 3.1 below) earned through the date of termination, but not yet paid to Hansen, plus a severance payment equal to two (2) years of his annual Base Compensation.

(b) at any time with Cause. In such case, Hansen will receive, as the only obligation of the Company to Hansen, his Base Compensation earned through the date of termination but not yet paid to Hansen. For the purposes of this Agreement and except as set forth elsewhere herein, Cause shall mean the good faith determination by the Board of Directors of the Company (the "Board") that:

(i) Hansen has neglected, failed or refused to perform his duties as CEO (other than as a result of physical or mental illness);

(ii) Hansen has failed to timely attain the goals assigned to Hansen by the Company, in its good faith judgment, from time to time;

(iii) Hansen has committed an act of personal dishonesty including, without limitation, an act or omission intended to result in personal enrichment of Hansen at the expense of the Company;

(iv) Hansen has committed a willful or intentional act that could reasonably be expected to injure the reputation, business, or business relationships of the Company or Executive's reputation or business relationships;

(v) Hansen has perpetrated an intentional fraud against or affecting the Company or any customer, supplier, client, agent, or employee thereof; or

(vi) Hansen has been convicted (including conviction on a nolo contendere, no contest, or similar plea) of a felony or any crime involving fraud, dishonesty, or moral turpitude.

With respect to any of the matters set forth in (i) or (ii) above, the Company shall give Executive notice of the deficiency and a reasonable opportunity to correct the deficiency (not to exceed sixty (60) days) prior to termination. In the event that the Company has given notice of a deficiency and makes a determination that the deficiency has not been cured within a reasonable period of time, Executive's employment may be terminated for Cause.

(c) automatically upon the death of Hansen. In such event, the Company shall pay Hansen's estate the Base Compensation earned through the date of his death but not yet paid to Hansen;

(d) automatically upon the inability of Hansen to satisfactorily perform the duties set forth in Section 1 or as assigned to him by the Company from time to time by reason of mental or non-industrial physical illness or injury for a period of one hundred eighty (180) days. In such event, the Company shall pay Hansen the Base Compensation earned but unpaid to Hansen through the date of termination;

(e) automatically upon a Change of Control, in which event the Company shall pay to Hansen three (3) years of annual Base Compensation as the Company's sole obligation to Hansen. Furthermore, the cash incentive award for major financing will be paid and all granted stock options will vest upon the effective date of the closing of the Change of Control event. For the purposes of this Agreement, Change of Control shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 2.2(e)(i), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company;

(ii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or the acquisition of assets or stock of another entity by the Company (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination;

(iii) a sale or disposition of all or substantially all of the operating assets of the Company to an unrelated party; or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.3 Despite the Term of this Agreement set forth in Section 2.1 above, Hansen shall have the right to terminate this Agreement upon ninety (90) days prior written notice to the Company for any reason, provided the Company may waive the notice period. In such event, Hansen will receive, as the sole obligation of the Company to Hansen, his Base Compensation earned through the date of termination but not yet paid to Hansen.

2.4 Hansen shall be entitled to terminate his employment with the Company for "Good Reason," in which case Hansen will receive, as the only obligation of the Company to Hansen, any portion of his Base Compensation earned through the date of termination, but not yet paid to Hansen, plus a severance payment equal to one (1) year of his annual Base Compensation. For purposes of this Agreement, "Good Reason" shall mean (i) a substantial diminution in Hansen's duties; (ii) any direction or requirement that Hansen engage in conduct that could reasonably be construed to violate local, state or federal law; and (iii) failure to pay base salary due pursuant to this Agreement in a timely manner.

Following any notice of termination, each party shall cooperate with the other in all matters relating to the winding up of Hansen's work on behalf of the Company.

3. COMPENSATION.

3.1 Base Compensation. During the Term hereof, Base Compensation shall be payable to Hansen based on an annual rate of Three Hundred Fifty Thousand Dollars ($350,000.00). Said Base Compensation shall be payable monthly in arrears in accordance with the Company's regular payroll procedures, policies and practices. Base Compensation may be reviewed and adjusted upward annually by the Company as it deems appropriate.

3.2 Incentive Compensation.

(a) Bonuses. Hansen shall be eligible to receive such bonuses as the Board may determine from time to time.

(b) Initial Stock Option. The Company granted to Hansen options to purchase Seven Hundred Fifty Thousand (750,000) Shares of Common Stock in the Company on the Employment Date ("Grant Date"). The price for said shares shall be the shares' public market price on the Grant Date (or as otherwise dictated by law or SEC rules). The right to exercise options for Five Hundred Thousand (500,000) Shares will vest upon the Grant Date and the right to exercise options on the remaining Two Hundred Fifty Thousand (250,000) Shares will vest on the first anniversary of the Grant Date and in accordance with a Stock Option Agreement between Hansen and the Company.

(c) Restricted Stock Grant. The Company provided to Hansen on the Employment Date a Restricted Stock Grant of Two Hundred Fifty Thousand (250,000) Shares which will be payable to Hansen pursuant to a Restricted Stock Grant Award Agreement, the payment of which is related to the completion of a financing (or financings) which in aggregate total the amount of funding required to satisfy the cash requirements as will be set forth in the 2007 budget adopted and approved by the Board.

(d) Cash Incentive Award for Major Financing. A cash payment of One Million Dollars ($1,000,000) will be paid to Hansen within forty-five (45) days of the completion of equity and/or debt offering which raises in the discretion of the Board sufficient capital in equity and/or debt to commence production of the Mount Hope Mine and to cover costs and expenditures during the construction period (the "Funding"). Hansen will assist in and direct the planning for and the obtaining the Funding which, at this time, is planned to be raised by the end of the first quarter of 2008 on terms to be approved by the Board. It is understood that the portion of the Funding that is debt may be subject to conditions precedent and that the release of the debt funds may be subject to milestones all as may be set forth in the debt transaction documents. The Funding that is debt must be a firm written commitment, for a lending source, with conditions precedent and milestones all of which are satisfactory to and approved by the Board.

All payments to Hansen under Sections 3.1 and 3.2 shall be subject to the customary withholding taxes and the other employee taxes as required by law and deductions authorized by Hansen. All stock options and grants are subject to the Company's 2006 Equity Incentive Plan.

3.3 Business Expenses/Reimbursement of Disallowed Expenses. The Company shall also reimburse Hansen for other reasonable and necessary business expenses in connection with the performance by Hansen of his duties or services hereunder, including business, entertainment and travel, subject to compliance with such policies regarding expenses and expense reimbursements as may be adopted from time to time by the Company. If any compensation payment, medical reimbursement, employee fringe benefit, expense allowance payment or other expense incurred by the Company for the benefit of Hansen is disallowed in whole or in part as a deductible expense of the Company for federal or state income tax purposes, Hansen shall reimburse the Company, upon notice and demand, to the full extent of the disallowance. In lieu of payment by Hansen to the Company, Hansen authorizes the Company to withhold amounts from Hansen's future compensation payments until the amount owed to the Company has been fully recovered. The Company shall not be required to legally defend any proposed disallowance and the amount required to be reimbursed by Hansen shall be the amount, as finally determined by agreement or otherwise, which is actually disallowed as a deduction. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115 and is for the purpose of entitling Hansen to a business expense deduction for the taxable year in which the repayment is made to the Company. In this manner, the Company shall be protected from having to bear the entire burden of a disallowed expense item.

3.4 Fringe Benefits. During the term of Hansen's employment by Company, Hansen shall be entitled to participate in the retirement and health and welfare benefits offered generally by Company to its employees, to the extent that Hansen's position, tenure, salary, health, and other qualifications make Hansen eligible to participate. Hansen's participation in such benefits shall be subject to the terms of the applicable plans, as the same may be amended from time to time. Company does not guarantee the adoption or continuance of any particular employee benefit during Hansen's employment, and nothing in this Agreement is intended to, or shall in any way restrict the right of Company, to amend, modify or terminate any of its benefits during the Term of this Agreement. Hansen also will be entitled to all normal and customary perquisites of employment, including paid-time-off of twenty (20) days per year, available to employees of the Company at Hansen's level, subject to the stated terms and conditions of such perquisites. The Company encourages individuals to take vacation time. If Executive fails to take vacation time in any calendar year, it may not be carried forward into the next year nor will the Company pay for accrued but unused vacation time.

3.5 Indemnity. The Company agrees to indemnify Executive for acts or omissions pursuant to its current Indemnity Agreement, a copy of which has been provided to Executive.

4. DISCLOSURE OF INFORMATION.

4.1 Hansen acknowledges that he will receive access to confidential and proprietary business information or trade secrets ("Confidential Information") about the Company, that this information was obtained by the Company at great expense and is zealously guarded by the Company from unauthorized disclosure, and that Hansen's possession of this special knowledge is due solely to Hansen's employment with the Company. In recognition of the foregoing, Hansen will not at any time during employment or following termination of employment for any reason, disclose, use or make otherwise available to any third party any Confidential Information relating to the Company's business, including its products, production methods and development; manufacturing and business methods and techniques; trade secrets, data, specifications, developments, inventions, engineering and research activity; marketing and sales strategies, information and techniques; long and short term plans; current and prospective dealer, customer, vendor, supplier and distributor lists, contacts and information; financial, personnel and information system information; and any other information concerning the business of the Company which is not disclosed to the general public or known in the industry, except for disclosure necessary in the course of Hansen's duties for the Company or as required by law. In the latter event, Hansen shall disclose to the Company the event and authority requiring disclosure "required by law" at the first opportunity upon learning of the disclosure request.

4.2 Upon termination of employment with the Company, Hansen shall deliver to a designated Company representative all records, documents, hardware, software, and all other Company property in whatever form and all copies thereof in Hansen's possession. Hansen acknowledges and agrees that all such materials are the sole property of the Company and that Hansen will certify in writing to the Company at the time of termination that Hansen has complied with this obligation.

5. DISCLOSURE AND ASSIGNMENT OF INVENTIONS.

5.1 Hansen agrees to promptly disclose to the Company inventions, ideas, processes, writings, designs, developments and improvements, whether or not protectable under the applicable patent, trademark or copyright statutes, which Hansen makes, conceives, reduces to practice or learns during the period of employment by Company, either alone or jointly with others, relating to any business in which the Company, during the period of Hansen's employment, is or may be concerned ("the Inventions"). Such disclosures shall be made by Hansen to the Company in a written report, setting forth in detail the structures, procedures and methodology employed and the results achieved.

5.2 Consistent with and to the extent permitted by applicable law, Hansen hereby assigns and agrees to assign to the Company all rights in and to the Inventions and proprietary rights therein, based thereon or related thereto, including, but not limited to, applications for United States and foreign patents and resulting patents.

5.3 Hansen further agrees, without charge to the Company but at its expense, to assist the Company in every proper way and execute, acknowledge and deliver, during and after employment by the Company, all such documents necessary and perform such other legal acts as may be necessary, in the opinion of the Company, to obtain or maintain United States or foreign patents or other proprietary protection, for any and all Inventions made during his employment by the Company in any and all countries, and to vest title therein to the Company.

5.4 Hansen acknowledges notice from the Company that this foregoing obligation to assign rights in and to any Inventions does not apply to an Invention for which no equipment, supplies, facility or trade secret information of Company was used and which was developed entirely on Hansen's own time and (1) which does not relate (A) directly to the business of the Company, or (B) to the Company's actual or demonstrably anticipated research or development; or (2) which does not result from any work performed by Hansen for the Company.

5.5 Hansen further agrees that prior to separation from employment with the Company for any reason, Hansen shall disclose to the Company, in a written report, all Inventions, the rights to which Hansen has agreed to assign to the Company under Sections 5.1 and 5.2 above, and which Hansen has not previously disclosed.

6. RESTRICTIVE COVENANTS.

6.1 Non-Solicitation.

(a) Hansen specifically acknowledges that the Confidential Information described in Section 4.1 includes confidential data pertaining to current and prospective customers of the Company, that such data is a valuable and unique asset of the Company's business and that the success or failure of the Company's specialized business is dependent in large part upon the Company's ability to establish and maintain close and continuing personal contacts and working relationships with such customers and to develop proposals which are specifically designed to meet the requirements of such customers. Therefore, during Hansen's employment with the Company and for the twelve (12) months following termination of employment for any reason, except on behalf of the Company or with the Company's prior written consent, Hansen is prohibited from soliciting, either directly or indirectly, on his own behalf or on behalf of any other person or entity, all such customers with whom Hansen had contact during the twenty-four (24) months preceding Hansen's termination of employment.

(b) Hansen specifically acknowledges that the Confidential Information described in Section 4.1 also includes confidential data pertaining to current and prospective employees and agents of the Company, and Hansen further agrees that during Hansen's employment with the Company and for the twelve (12) months following termination of employment for any reason, Hansen will not directly or indirectly solicit, on his own behalf or on behalf of any other person or entity, the services of any person who is an employee or agent of the Company or solicit any of the Company's employees or agents to terminate their employment or agency with the Company.

(c) Hansen specifically acknowledges that the Confidential Information described in Section 4.1 also includes confidential data pertaining to current and prospective vendors and suppliers of the Company, Hansen agrees that during Hansen's employment with the Company and for the twelve (12) months following termination of employment for any reason, Hansen will not directly or indirectly solicit, on his own behalf or on behalf of any other person or entity, any Company vendor or supplier for the purpose of either providing products or services to competitors of the Company, as described in Section 6.2(b), or terminating such vendor's or supplier's relationship or agency with the Company.

(d) Hansen further agrees that, during Hansen's employment with the Company and for the twelve (12) months following termination of employment for any reason, Hansen will do nothing to interfere with any of the Company's business relationships.

6.2 Non-Competition.

(a) Hansen represents to the Company that Hansen is not a party to any agreement with a prior employer or otherwise which would prohibit Hansen from employment with the Company. Hansen further represents that he has provided to the Company copies of any and all agreements (e.g., non-competition, non-solicitation, or non-disclosure agreements) that might limit Hansen's ability, in any way, to perform the duties of Hansen's position on behalf of the Company, and Hansen agrees to act at all times on behalf of the Company in a manner consistent with any such agreements. Hansen acknowledges and understands that the Company will have no obligation to provide legal representation to Hansen in the event a prior employer or other third party brings or threatens to bring an action against Hansen for violating any such agreements; that the Company may elect, at its sole discretion, to provide legal representation to Hansen but Hansen may be required to reimburse the Company for any legal expenses paid on Hansen's behalf in the event Hansen is found to have violated any such agreements; and that Hansen may be terminated in the event the Company determines that Hansen may have violated any such agreements. Despite anything to the contrary herein, termination based upon the Company’s determination that Hansen has violated this Section 6.2 shall be considered termination for Cause.

(b) Hansen covenants and agrees that during Hansen's employment with the Company and for the twenty-four (24) months following termination of employment for any reason, he will not, in any state in which Executive worked on behalf of the Company or in any state or country where the Company owns or has a possessory interest in molybdenum, engage in or carry on, directly or indirectly, as an owner, employee, agent, associate, consultant or in any other capacity, a business competitive with that conducted by the Company. A "business competitive with that conducted by the Company" shall mean any business or activity involved in the discovery or mining of molybdenum or any similar ore with properties for strengthening or hardening steel, or any other ore with which the Company is in the business of discovering or mining at the time of Hansen's termination. To "engage in or carry on" shall mean to have ownership in such business or consult, work in, direct or have responsibility for any area of such business, including but not limited to the following areas: operations, sales, marketing, manufacturing, procurement or sourcing, purchasing, customer service, distribution, product planning, research, design or development.

(c) For the twelve (12) months following termination of employment for any reason, Hansen certifies and agrees that he will notify the Chairman of the Board of the Company of his employment or other affiliation with any potentially competitive business or entity prior to the commencement of such employment or affiliation.

7. NOTICES. Any notice, consent, approval, request, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received (i) if personally delivered or if delivered by telex or telecopy with electronic confirmation when actually received by the party to whom sent, or (ii) if delivered by mail (whether actually received or not), at the close of business on the fifth business day next following the day when placed in the federal mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows:

If to Executive:	Bruce D. Hansen
22284 Anasazi Way
Golden, CO 80401-8065
Fax No. __________________

If to Employer:	Robert Russell, Chairman
Idaho General Mines, Inc.
10 North Post Street
Spokane, WA 99201
Fax No. 509-838-0457

Copy to:	Michael F. Nienstedt, Esq.
Witherspoon, Kelley, Davenport & Toole, P.S.
U.S. Bank Building
422 West Riverside Avenue, Suite 1100
Spokane, WA 99201-0302
Fax No. 509-458-2728

(or to such other address as any party shall specify by written notice so given).

8. LEGAL REQUIREMENTS. Hansen represents and warrants that, during the term of this Agreement (and thereafter for so long as Hansen remains an employee of the Company), Hansen shall use his best efforts to comply in all material respects with, and shall use his best efforts, within the scope of his duties to comply with all legal requirements imposed by Environmental Laws imposed by any local, state or federal authority and the rules and regulations promulgated by any such entity. For the purposes of this Agreement, Environmental Law shall mean all local, state or federal law, now or hereafter existing, that relate to health, safety or environmental protection. Hansen shall use his best efforts to comply in all material respects with, and shall use his best efforts, within the scope of his duties, to cause the Company to comply with, all other applicable laws and regulations governing the Company including, without limitation, all environmental laws and regulations.

9. NO IMPLIED WAIVERS. Neither party shall waive any breach of any provision of this Agreement except in writing, and any waiver so granted in any single instance shall not thereby be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.

10. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof, nor to affect the meaning thereof.

11. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed under Idaho law, without regard to its conflict of laws principles. The parties agree that any litigation in any way relating to this Agreement shall be venued in either federal or state court in Shoshone County, Idaho, and Executive hereby consents to the personal jurisdiction of these courts and waives any objection that such venue is inconvenient or improper.

12. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, HANSEN AND COMPANY HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ENFORCEMENT THEREOF.

13. COMPLETE AGREEMENT - AMENDMENTS - PRIOR AGREEMENTS. The foregoing is the entire agreement of the parties with respect to the subject matter hereof, excepting those documents identified herein to be signed by the Executive and the Company, and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto. This Agreement supersedes any and all prior agreements among the Company and Hansen with respect to the matters covered herein.

14. INVALIDITY. The invalidity or lack of enforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all other respects as though such invalid or unenforceable provisions were permitted. Moreover, the parties agree to replace or have a Court replace such invalid provisions with a substitute provision that will satisfy the intent of the parties.

15. SURVIVAL. Upon the expiration or termination of this Agreement for any reason, the provisions of this Section and the covenants of the parties herein shall survive and remain in full force and effect.

16. BINDING OBLIGATIONS. The Executive and the Company acknowledge and understand that, unless expressly stated above, Executive's obligations hereunder shall not be affected by the reasons for, circumstances of, or identity of the party who initiates the termination of Executive's employment with the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below, effective as of the date first set forth above.

COMPANY:

IDAHO GENERAL MINES, INC.

By: /s/ Robert L. Russell, Director

By: /s/ John B. Benjamin, Director

By: /s/ Gene W. Pierson, Director

By: /s/ Norman A. Radford, Director

By: /s/ R. David Russell, Director

By: /s/ Richard F. Nanna, Director

By: /s/ Ricardo Campoy, Director

By: /s/ Mark A. Lettes, Director

EXECUTIVE:

/s/ Bruce D. Hansen